UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2017 (November 3, 2017)

Reata Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	001-37785	11-3651945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Gateway Drive; Suite 150

Irving, TX 75063

(Address of Principal executive offices, including zip code)

(972) 865-2219

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.Entry into a Material Definitive Agreement.

On November 3, 2017, Reata Pharmaceuticals, Inc. (the “Borrower”) entered into a First Amendment to Loan and Security Agreement (the “Amendment”) with Oxford Finance LLC, as the collateral agent and a lender (“Oxford”), and Silicon Valley Bank, as a lender (together with Oxford, the “Lenders”), which amended the Loan and Security Agreement (the “Loan Agreement”) entered into among the Borrower and the Lenders on March 31, 2017. Under the terms of the Loan Agreement, the Borrower borrowed $20 million (the “Term A Loan”) from the lenders on March 31, 2017, and had the right to borrow an additional $15 million until November 5, 2017 (the “Term B Loan” and, collectively with the Term A Loan, the “Term Loans”).

Pursuant to the Amendment, the Loan Agreement was amended to increase the amount of the Term B Loan to $20 million prior to the Term B Loan Increase Milestone (hereinafter defined) and $25 million following the Term B Loan Increase Milestone. The “Term B Loan Increase Milestone” means the earlier of the date that the Borrower either (i) is allowed to proceed under an investigational new drug application or receives approval of a clinical trial authorization or a clinical trial notification for RTA 1701 or (ii) the Borrower doses the first patient in a Phase 2 trial of RTA 901.

The Borrower may borrow the Term B Loan during a period that ends on (and includes) the earlier of (i) ninety (90) days after the Term B Loan Increase Milestone and (ii) June 29, 2018.

If the Borrower draws the Term B Loan, the Amendment provides that the Term Loans will begin amortizing on November 1, 2019, rather than on May 1, 2019 as set forth in the Loan Agreement prior to giving effect to the Amendment.

The Borrower paid an amendment fee of $250,000 upon execution of the Amendment. If the Borrower does not draw the Term B Loan, the Borrower will pay the Lenders an unused line fee of $1 million.

The Company’s obligations under the Loan Agreement, as amended, are secured by a first priority security interest in substantially all of its current and future assets, other than its owned intellectual property but including stock of its subsidiaries. The Company has also agreed not to encumber its intellectual property assets, except as permitted by the Loan Agreement, as amended.

The foregoing is only a summary of the material terms of the Amendment, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 10.1 hereto and incorporated herein in its entirety.

Item 2.03.Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description

10.1

First Amendment to Loan and Security Agreement, dated as of November 3, 2017, by and among Reata Pharmaceuticals, Inc., as borrower, Oxford Finance LLC, as the collateral agent and a lender, and Silicon Valley Bank, as a lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Reata Pharmaceuticals, Inc.

Date: November 7, 2017	By:	/s/ Jason D. Wilson
Jason D. Wilson
Chief Financial Officer

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